Exhibit 10.155

FLOW PURCHASE AND SALE AGREEMENT

(Refinance Loans)

This FLOW PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of December 18, 2001, is made by and between E*TRADE Bank, a federally chartered savings bank with offices located at Ballston Tower, 671 North Glebe Road, Arlington, Virginia 22203 (the "Purchaser") and E-LOAN, Inc., a Delaware corporation with offices located at 5875 Arnold Road, Dublin, California 94568 (the "Seller").

WHEREAS, Seller is engaged in the business of, among other things, originating loans secured by new and/or used motor vehicles.

WHEREAS, Seller desires to sell and Purchaser desires to purchase from time to time on a servicing released basis certain of such loans under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

ARTICLE I

Definitions

1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"Additional Compensation": shall have the meaning set forth in Exhibit E of the Agreement.

"Confirmation": The written confirmation of Purchaser's acceptance of all or any portion of the Loans included in the applicable Offer, substantially in the form of Exhibit G hereto and delivered in accordance with the terms of Article II hereof.

"Event of Default": shall have the meaning set forth in Section 6.02.

"Financed Vehicle": such new or used automobile, van or light-duty truck securing a Loan.

"Loan": a loan secured by a Financed Vehicle, including all accrued interest and finance charges, and accrued fees thereon, servicing rights and rights under all endorsements, appraisals and/or guarantees, and the related Records.

"Loan File": the documents listed in Exhibit B hereto with respect to each Loan.

"Offer": Seller's written offer to sell one or more Loans under the terms of this Agreement.

"Obligor": the borrower or co-borrower on a Loan, and any other Person who owes payments under such Loan.

"Pass-Through Transfer": the sale or transfer of some or all of the Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed asset-backed securities transaction.

"Person": includes any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity or government or any agency or political subdivision thereof, whether acting in an individual, fiduciary or other capacity.

"Purchase Criteria": shall have the meaning set forth in Section 2.01(a) of this Agreement.

"Purchase Price": the sum of: (i) the aggregate unpaid principal balance ("UPB") of the Loans as of the Transfer Date and (ii) 100% of the accrued but unpaid interest on the Loans as of the Transfer Date.

"Purchaser": E*TRADE Bank, its successors and assigns.

"Records": the records and documents specifically related to the Loans, including but not limited to, all original notes, credit agreements, instruments, correspondence with the Obligor, existing policies or certificates of insurance, if any, and all pending insurance claims and the proceeds thereof relating to any Loan.

"Repurchase Price" shall have the meaning set forth in Section 5.07 of the Agreement.

"Schedule of Loans": all information and data identifying characteristics of the Loans, in a format acceptable to Purchaser, as set forth in Exhibit A hereto.

"Seller": E-LOAN, Inc.

"Seller's Funding Source(s)": (1) Bank One, NA, pursuant to that certain Loan Agreement, effective as of April 2, 2001 between Bank One, NA, as Lender, and E-LOAN, Inc., as Borrower, (2) Christian Larsen ("Larsen"), pursuant to that certain Amended and Restated Loan Agreement effective as of July 12, 2001 between Larsen, as Lender, and E-LOAN, Inc., as Borrower, and (3) The Charles Schwab Corporation ("Schwab"), pursuant to that certain 8% Convertible Note effective as of July 12, 2001 between Schwab, as Lender, and E-LOAN, Inc., as Borrower, and such other funding sources as Purchaser may approve in its reasonable discretion

"Transfer Date": The closing date for the sale of the Loans that are the subject of a Confirmation, which date shall be two (2) business days following the date an Offer is presented to Purchaser.

"Whole Loan Transfer": any sale or transfer of all or part of the Loans by the Purchaser to a third party.

ARTICLE II

Purchase and Sale

    Purchase and Sale of Loans.

On the applicable Transfer Date and in accordance with the terms and conditions of this Agreement, Purchaser agrees to purchase and Seller agrees sell, from time to time, all of Seller's right, title and interest in and to the Loans listed in the Confirmation applicable to such Loans.

(a) Offer. From time to time, Seller shall submit in writing, for Purchaser's review and approval, an Offer to sell one or more Loans under the terms of this Agreement. Each Offer shall be in a format acceptable to Purchaser substantially in the form attached hereto as Exhibit F, and shall be accompanied by the Schedule of Loans, the Loan Files and such other information as mutually agreed by the parties. In determining whether to submit an Offer to Purchaser, Seller shall apply Purchaser's underwriting and other criteria for purchase of Loans subject to this Agreement as set forth on Exhibit C ("Purchase Criteria") to the Loan application, and shall only submit Offers that Seller reasonably believes satisfy the Purchase Criteria. It is understood and agreed by the parties that Seller is not obligated to offer to sell any Loans to Purchaser and Purchaser is not obligated to buy any Loans from Seller, except as set forth in a Confirmation and subject to the terms of this Agreement.

(b) Acceptance. Purchaser shall, in its sole discretion, accept or reject all or any portion of the Loans included in the Offer, and shall inform Seller of its decision. If Purchaser accepts all or any portion of the Offer, Purchaser shall electronically transmit to Seller a Confirmation substantially in the form attached hereto as Exhibit G. The Confirmation shall identify (i) the Loans to be purchased pursuant to the Confirmation, (ii) the Transfer Date, and (iii) the Purchase Price.

Transmission of a Confirmation shall constitute acceptance of Seller's Offer in respect of the Loans specified in the Confirmation. Subject to the provisions of Section 6.02 hereof, on the Transfer Date specified in the Confirmation, Seller shall be obligated to sell and deliver, and Purchaser shall be obligated to purchase the Loans that are specified in such Confirmation.

As between Purchaser and Seller, absent manifest error, a Loan shall conclusively be deemed to have been purchased by Purchaser if (i) Purchaser has received a complete Loan File in respect of such Loan and (ii) such Loan is specified in any Confirmation maintained in the Purchaser's records and transmitted to Seller in accordance with this Section 2.01(b).

To the extent that any Loans which are included in a Seller's Offer are not included in the corresponding Confirmation, Purchaser shall identify on a Loan Exception Report substantially in the form of Exhibit H any Loans that it is willing to purchase subject to the satisfaction of any conditions specified by Purchaser, and the conditions that need to be satisfied in order to enable Purchaser to purchase such Loans. In such event, Purchaser shall not be required to purchase any of such Loans, but upon satisfaction of the conditions specified by Purchaser, Seller may include such Loans in a subsequent Offer.

Seller agrees that it will not offer for sale to any person other than Purchaser any Loan for which a Confirmation or an Offer has been issued hereunder and is outstanding.

(c) Purchase Requirement. Notwithstanding the foregoing and subject to the provisions of Section 6.01, if a Loan or Loans subject to an Offer meet the Purchase Criteria in effect at the time the Loan was approved, in Purchaser's reasonable determination, Purchaser shall issue a Confirmation to purchase such Loan or Loans; provided, however, that Purchaser shall not be required to issue a Confirmation with respect to any Loan included in an Offer, where such Loan was approved more than sixty (60) days prior to the date of an Offer; and further provided that Purchaser shall not be required to issue a Confirmation if there is a pending Event of Default by Seller.

(d) Funding and Delivery of Loans. (i) On each Transfer Date, Seller shall immediately deliver to Purchaser the Loan Files relating to the Loans subject to the Confirmation.

2.02 Payment of Purchase Price and Additional Compensation.

(a) Purchase Price. On or before the applicable Transfer Date, Purchaser shall pay to Seller, or such party designated in writing by Seller, the Purchase Price for the Loans, in immediately available funds, via wire transfer into the following collection account: Bank One, NA/E-LOAN, Inc. Collection Account, Account #[ ** ], Bank One, NA, Columbus, Ohio, ABA [ ** ], Attention: Kelly Maloney, or such other account as Seller and Bank One, NA shall designate in writing to Purchaser (the "Collection Account"). Upon or before submitting an Offer to Purchaser, Seller shall deliver, or shall have delivered to Purchaser written wire transfer instructions for the payment of the Purchase Price. Upon receipt by Seller or Seller's designee of the portion of the Purchase Price representing the principal balance of the Loans, the Loans, and all rights, benefits, payments, proceeds and obligations to Seller arising from or in connection with the Loans, together with any lien or security interest in the vehicle serving as collateral for the Loans, shall vest in Purchaser. Any payments received by Seller from Obligors with respect to any Loan sold to Purchaser, shall be forwarded to Purchaser within two (2) business days of receipt. Until the Transfer Date, Seller shall own and control the application and all documentation relating to the Loans to be sold. All Loans sold under this Agreement shall be sold without recourse, on a servicing released basis.

(b) Additional Compensation. On or before the tenth (10th) day of each month, Purchaser shall pay to Seller, or such lender designated in writing by Seller, the Additional Compensation relating to all Loans sold in the previous calendar month. The Additional Compensation is described on Exhibit E and shall be paid in immediately available funds, via wire transfer into the Collection Account.

ARTICLE III

Representations, Warranties and Covenants

3.01 Representations, Warranties and Covenants of Purchaser. Purchaser represents, warrants and covenants to Seller, as of the Transfer Date or such other date as expressly stated herein, as follows:

(a) Good Standing and Power of Purchaser. Purchaser is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States, with full corporate power to own its properties and to carry on its business as currently conducted.

(b) Authorization. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser and, assuming due execution by Seller, this Agreement is a valid and binding obligation of Purchaser, enforceable against the Purchaser in accordance with its terms subject only to (i) the effect of applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, fraudulent conveyance, moratorium or other similar laws and (ii) limitations imposed by laws, regulations and judicial decisions relating to or affecting the rights of creditors generally, or by general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

(c) Effective Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance, under Purchaser's charter or by-laws, any judgment, decree or order, any law, rule or regulation of any government or agency thereof, or any contract, agreement or instrument to which Purchaser is subject.

(d) No Broker. No broker or finder, or other party or agent performing similar functions, has been retained by Purchaser or is entitled to be paid based upon any agreements, arrangements or understandings made by Purchaser in connection with the transaction contemplated herein.

(e) Regulatory Approvals. Purchaser has prepared and submitted for filing any and all applications, filings, and registrations with and notifications to, all federal, state and local regulatory authorities required for Purchaser to perform its obligations under this Agreement. Purchaser has received no notice or other communication from any regulatory authority indicating that such authority would oppose, challenge or not approve the transaction contemplated by this Agreement.

(f) Consents. Any required consents, approvals and/or authorizations of any federal, state or local governmental authority or agency or any other party, which if not delivered would have a material adverse effect on the ability of Purchaser to execute and deliver or to perform this Agreement, or to consummate the transaction contemplated by this Agreement, have been delivered.

    Third-Party Claims. There is no dispute, action, suit, proceeding or investigation of any nature pending or to the best of Purchaser's knowledge threatened against or affecting Purchaser that, individually or in the aggregate, (i) challenges the validity, legality or enforceability of this Agreement, or (ii) has or is likely to have a material adverse effect upon Purchaser's ability to perform its obligations under this Agreement.

(h) Compliance with Laws. Purchaser is in compliance with all statutes and regulations applicable to this Agreement and its obligations under this Agreement, including without limitation any applicable licensing and/or regulatory agency notification requirements.

3.02 Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Purchaser, as of each Transfer Date or such other date as expressly stated herein, as follows:

(a) Good Standing and Power of Seller. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with full corporate power to own its properties and to carry on its business as currently conducted.

(b) Authorization. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of Seller, and, assuming due execution by Purchaser, this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms subject only to (i) the effect of applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, fraudulent conveyance, moratorium or other similar laws and (ii) limitations imposed by laws, regulations and judicial decisions relating to or affecting the rights of creditors generally, or by general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

(c) Effective Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance, under any of the provisions of Seller's articles of incorporation or by-laws, any judgment, decree or order, any law, rule or regulation of any government or agency thereof, or any contract, agreement or instrument to which Seller is subject.

    No Broker. No broker or finder, or other party or agent performing similar functions, has been retained by Seller or is entitled to be paid based upon any agreements, arrangements or understandings made by Seller in connection with the transaction contemplated herein.

    Regulatory Approvals. Seller has prepared and submitted for filing any and all applications, filings, and registrations with and notifications to, all federal, state and local regulatory authorities required for Seller to perform its obligations under this Agreement. Seller has received no notice or other communication from any regulatory authority indicating that such authority would oppose, challenge or not approve the transaction contemplated by this Agreement. Seller is duly licensed to engage in the business of making the Loans under the laws of each jurisdiction in which each Loan has been made.

    Consents. Any required consents, approvals and/or authorizations of any federal, state or local governmental authority or agency or any other party, which if not delivered would have a material adverse effect on the ability of Seller to execute and deliver or to perform this Agreement, or to consummate the transaction contemplated by this Agreement, have been delivered, including without limitation, the consent of Seller's Funding Sources.

    Third-Party Claims. There is no dispute, action, suit, proceeding or investigation of any nature pending or to the best of Seller's knowledge threatened against or affecting Seller that, individually or in the aggregate, (i) challenges the validity, legality or enforceability of this Agreement, (ii) has or is likely to have a material adverse effect upon Seller's ability to perform its obligations under this Agreement, (iii) has or is likely to have a material adverse effect on the Loans individually or taken as a whole, or (iv) has or is likely to have a material adverse effect on Seller's business as it is being conducted with respect to the Loans.

    Compliance with Laws. Seller is in compliance with all statutes and regulations applicable to this Agreement and its obligations under this Agreement, and to the Loans, including without limitation any applicable licensing and/or regulatory agency notification requirements. Seller has not received notice from any agency or department of federal, state or local government asserting a violation of any law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) that would have a material adverse effect on the Seller's ability to perform its obligations under this Agreement or the Loans individually or taken as a whole.

    Deliveries. All schedules, statements, certificates, agreements, and other documents delivered by Seller pursuant to the terms of this Agreement are true, correct and complete in all material respects and accurately represent the information contained therein in all material respects.

    Bulk Sale. The sale contemplated hereby is not subject to "bulk sale" or similar requirements in any jurisdiction and is in the ordinary course of Seller's business.

    Location, Name and State of Incorporation. Seller's (i) chief executive office is located at 5875 Arnold Road, Suite 100, Dublin, California 94568 (ii) state of incorporation is the State of Delaware and (iii) exact legal name is as set forth in the first paragraph of this Agreement. Except for the name "Palo Alto Funding Group, Inc.," which was the name of Seller's predecessor company that was dissolved in December of 1997, Seller has had no other names (including trade names or similar appellations) in the past five years other than the name set forth in the first paragraph of this Agreement.

    Liens on Seller Assets. Exhibit I hereto describes all existing liens or encumbrances on the assets of Seller as of the initial Transfer Date. As of each Transfer Date, Seller is in compliance with its obligations under Section 5.10.

3.03 Representations and Warranties Regarding Loans. Seller hereby represents and warrants to Purchaser, with respect to the Loans purchased by Purchaser, as of each Transfer Date or such other date as expressly stated herein, as follows:

(a) Origination of Loans. Each Loan was originated in the United States and is evidenced by a promissory note and security agreement between Seller and the related Obligor and shall have been fully and properly executed by the parties thereto.

(b) Valid First Lien. The certificate of title application or registration relating to each Financed Vehicle shall list Seller, Purchaser or its designated nominee, as the parties shall mutually agree, as the first and only lienholder. Each Loan has created a valid, subsisting and enforceable first priority security interest securing Obligor's obligations under the Loan, in favor of Seller in the related Financed Vehicle, which security interest is assignable without the consent of the Obligor, and shall be so assigned, by the Seller to the Purchaser.

(c) Monthly Payments. Each Loan provides for monthly payments that fully amortize the amount financed thereunder by maturity and provides for a finance charge at its annual percentage rate ("APR"), calculated based on the simple interest method.

(d) Customary Provisions; Prepayment. Each Loan contains customary and enforceable provisions, such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security. The terms of each Loan provide, in the event of prepayment, for full payment of the outstanding principal balance and accrued but unpaid interest.

(e) Schedule of Loans. The information set forth in the Schedule of Loans is true and correct in all material respects.

(f) Compliance with Law. Each Loan and each sale of the related Financed Vehicle: (i) complied at the time of origination and sale, and at all times during Seller's ownership of such Loan; and (ii) complies as of the applicable Transfer Date, with all requirements of applicable federal, state and local laws, and regulations thereunder, including without limitation usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, applicable state adaptations of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

(g) Binding Obligation. Each Loan constitutes the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(h) No Bankrupt Obligors. None of the Loans is due from any Obligor who is the subject of a bankruptcy, repossession, insolvency or reorganization proceeding or is bankrupt or is insolvent.

(i) No Government Obligors. None of the Loans is due from the United States or any state, or from any agency, department or instrumentality of the United States or any state or local government.

(j) Loans in Force. No Loan has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released in whole or in part from the lien granted by the related Loan. Seller has not received notice that any Loan will be paid in full (whether by virtue of a demand statement or otherwise).

(k) No Amendments. No Loan has been amended or modified and no provision of a Loan has been waived in such a manner that the total number of scheduled payments has been increased, the time period for payments to be made has been extended, the number of days between any payments has been extended, the related amount financed has been increased, or the amount owed under such Loan has been reduced, except as is consistent with the Purchase Criteria and disclosed to Purchaser in writing prior to the applicable Transfer Date. Seller is not required to perform any additional service for, or perform or incur any additional obligation to, such Obligor in order for Seller to enforce such Loan. The obligation of the original Obligor of such Loan has not been assigned to and has not been released to or assumed by another Person unless the release or assumption was properly documented and disclosed to Purchaser in writing prior to the applicable Transfer Date.

(l) No Defenses. Seller knows of no facts that would give rise to any right of rescission, setoff, counterclaim or defense, including but not limited to the defense of usury, nor has the same been asserted or threatened, with respect to any Loan.

(m) No Liens. No liens or claims have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that are liens prior to, or equal with, the security interest in such Financed Vehicle granted by the related Loan, which liens have not been released or satisfied. Seller has received no notice of any claims for taxes, labor, materials, fines, confiscation, or replevin relating to the Loan or Financed Vehicle. Seller has received no notice of any unsatisfied claim against the Obligor based on the operation or use of such Financed Vehicle. All taxes due for the purchase, use and ownership of the Financed Vehicle have been paid. All taxes due on the transfer of such Loan to Seller have been paid.

(n) No Default; No Repossession. All payments required under each Loan have been made up to the date the Loan is sold. There is no default, breach, violation or event of acceleration existing under the terms of any Loan nor has any event occurred which, upon the giving of notice or the lapse of time, or both, would constitute a default, breach, violation or event of acceleration under the Loan; Seller has not waived any of the foregoing; and no Financed Vehicle has been repossessed during the life of the Loan.

(o) Insurance. Each Financed Vehicle is insured against loss under a policy issued by an insurer qualified to do business in the jurisdiction where the vehicle is located, in a form such that it may be endorsed to Purchaser as loss payee, in amounts adequately protecting Purchaser's security interest in the Financed Vehicle relating to such Loan (the "Required Obligor Insurance"). To the best of Seller's knowledge, there are no facts or circumstances that could provide a basis for revocation of, or a defense to any claims made under, any insurance policy covering a vehicle. Seller has received no notice of (1) cancellation of any such Required Obligor Insurance or (2) of any delinquent insurance premiums with respect to any such Required Obligor Insurance.

(p) Good Title. It is the intention of the Seller that the transfer and assignment of each Loan herein contemplated constitutes a sale of such Loan from the Seller to the Purchaser and that the beneficial interest in and title to such Loan not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Loan has been sold, transferred or assigned by the Seller to any Person and, except for any pledge which has been terminated or released in respect of such Loan on or prior the Transfer Date, no Loan has been pledged by the Seller to any Person. No provision of a Loan shall have been waived, except for a waiver that would not cause representation 3.03(k) above to be untrue; on the Transfer Date, Seller has good and marketable title to each Loan free and clear of all liens and rights of others and has the full right to transfer and sell such Loan; and immediately upon payment of the Purchase Price by Purchaser, the Purchaser shall have good and marketable title to each Loan, free and clear of all liens and rights of others.

(q) Lawful Assignment. No Loan shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Loan under this Agreement or pursuant to a transfer of the related certificate of title shall be unlawful, void or voidable. The terms of the Loan do not require the Obligor to consent to the transfer, sale or assignment of the Loan or prohibit its transfer, sale or assignment.

(r) Intentionally left blank.

(s) Chattel Paper. Each Loan constitutes "chattel paper" as defined in the Uniform Commercial Code.

(t) Intentionally left blank.

(u) Loan for Refinance of Vehicle. The proceeds of the Loan have been used for the Obligor's refinance of the Financed Vehicle.

(v) Intentionally left blank.

(w) Possession of Financed Vehicle. Obligor is in possession of the Financed Vehicle related to the Loan, and to the best of Seller's knowledge there is no arrangement for the regular use of such Financed Vehicle by a Person other than the Obligor, such Financed Vehicle has not been materially damaged and not repaired, and is in good operating condition, ordinary wear and tear excepted.

(x) Jurisdiction of Origination. Each Loan was originated by Seller, and made to an Obligor in one of the jurisdictions listed in Exhibit D.

(y) Purchase Criteria. Each Loan was originated in accordance with, and satisfies the requirements of the Purchase Criteria set forth in Exhibit C hereto.

(z) Loan Payments. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required under the Loan.

(aa) No Adverse Selection. The Seller has used no adverse selection procedures in selecting the Loans offered to the Purchaser.

(bb) Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Loan has taken place on the part of Seller or on the part of any person including without limitation the Obligor or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan.

(cc) Legal Capacity. To the best of Seller's knowledge, all parties to the Loan had legal capacity to enter into the Loan and to execute and deliver the Loan, and the Loan has been duly and properly executed by such parties.

(dd) Loan Proceeds Disbursed. The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder.

(ee) Additional Collateral. The Loan is not and has not been secured by any collateral except the lien against the related Financed Vehicle.

(ff) Perfection of Security Interest. If the related Financed Vehicle is located in a jurisdiction in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, if a new or replacement title document with respect to such Financed Vehicle is being applied for, such title document will be issued and delivered to Purchaser within 180 days (subject to any extensions of time as set forth in Section 5.07) and will show, the Seller, Purchaser or its nominee as the first and only lienholder against the Financed Vehicle.

(gg) Contents of Loan File. As of the Transfer Date, all Records and other documents required hereby, and mutually agreed to by the parties, to be in the Loan File are contained therein.

The representations and warranties of the Seller shall survive closing and termination of this Agreement and shall inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restricted endorsement or assignment. With respect to the representations and warranties regarding the Loans contained in this Section 3.03 that are made to the best of the Seller's knowledge, if it is discovered that any such representation or warranty is found to be inaccurate when made, in a manner that materially and adversely affects any Loan, the Purchaser shall be entitled to all the remedies to which it would otherwise be entitled to under this Agreement absent such knowledge qualification, including, without limitation, the repurchase requirements contained herein.

ARTICLE IV

Closing and Post Closing

4.01 Conditions of Closing. The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions precedent on or before each Transfer Date or such other date as provided below, any of which may be waived in writing by Purchaser:

(a) Seller shall have performed and observed in all material respects its obligations and covenants as set forth in this Agreement;

(b) The representations and warranties of Seller set forth in Sections 3.02 and 3.03 of this Agreement shall be true and correct in all material respects as of the Transfer Date (or such other date as specified in Sections 3.02 or 3.03 as if made on the Transfer Date);

(c) With respect to the initial Transfer Date, Seller has delivered to Purchaser a fully executed copy, in a form satisfactory to Purchaser, of (1) the Agreement for Deposit of Purchase Price and Release of Liens of Bank One, NA on Chattel Paper and Instruments, among Seller, Purchaser and Bank One, NA, (2) the Agreement for Release of Liens on Chattel Paper and Instruments, among Seller, Purchaser and The Charles Schwab Corporation, and (3) the Agreement for Release of Liens on Chattel Paper and Instruments, among Seller, Purchaser and Christian Larsen.

(d) With respect to each Transfer Date, to the extent Seller shall have granted liens in favor of any Person which require a release agreement pursuant to Section 5.10, Seller shall have delivered to Purchaser a release agreement satisfying the requirements of such Section 5.10.

    Limited Power of Attorney. Seller hereby appoints Purchaser, its agents, employees, successors and assigns, as its attorney in fact, with the full power of substitution, for the limited purpose of (1) endorsing Seller's name on any checks, drafts, money orders or other forms of payment payable to Seller that may come into Purchaser's possession with respect to any Loan purchased by Purchaser under this Agreement, and (2) executing any form or document necessary to effectuate the assignment of a Loan in accordance with this Agreement, or to create, perfect, assign or release a first priority security interest in a vehicle securing a Loan in favor of Purchaser. Seller hereby irrevocably authorizes Purchaser at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto that cover the Loans purchased pursuant to this Agreement, and that contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. Seller agrees to furnish all such information to Purchaser promptly upon request therefore as will enable Purchaser to make such filings.

ARTICLE V

Additional Covenants

5.01 Confidentiality and Privacy Obligations of the Parties.

(a) From and after the date hereof, Seller and Purchaser (including, for purposes of this Section 5.01, Seller's and Purchaser's respective directors, officers, employees, subsidiaries, affiliates, agents and advisors) shall treat all information received from the other party during the negotiation or performance of the Agreement concerning the business, assets, operations and financial condition of such other party, (the "Confidential Information") as confidential, unless and to the extent that such party can demonstrate that such information was already known to it or in the public domain; and neither party shall use any Confidential Information for any purposes except in furtherance of the transaction contemplated by this Agreement.

(b) Neither party shall be deemed to have violated the covenants set forth in this Section 5.01 if such party shall be required to disclose any Confidential Information in compliance with any legal process, order or decree, whether issued by any court or government agency of competent jurisdiction or pursuant to any applicable regulatory requirement or otherwise, in which event such party shall use its reasonable best efforts first to give the other prompt written notice, unless notice is prohibited by law (in which case such notice shall be provided as early as may be legally permissible), of any such request so that the other party may, in its discretion and at its expense, seek a protective order or other appropriate remedy.

(c) Any exchange of Confidential Information shall be solely for the purpose of negotiating or performing this Agreement, and shall be provided only to those authorized individuals of a party who are directly involved in negotiating or performing the Agreement and who are directed by the receiving party to treat such information confidentially in accordance with the requirements of this Section 5.01.

(d) Upon the request of the disclosing party, the other party shall promptly return all Confidential Information received in connection with the transaction, and shall promptly destroy such materials containing such information (and any copies, extracts, and summaries thereof) and shall further provide the other party with written confirmation of such return or destruction upon request.

(e) The Seller acknowledges that in the course of performing this Agreement, the Seller will receive certain non-public personal information about Purchaser's customers that falls within the provisions of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder by the Office of Thrift Supervision (12 CFR 573), and other applicable law. The Seller agrees to maintain the confidentiality of all such information in accordance with applicable law. The Seller further agrees not to disclose or use any such information except to perform its obligations under this Agreement or is otherwise permitted by such Federal regulation or any similar state statutes or regulations relating to the privacy of non-public personal information by which the Seller and/or the Purchaser may be bound.

This Section 5.01 shall survive termination or expiration of this Agreement. The covenants of the parties contained in this Section 5.01 shall survive closing and termination of this Agreement, except as, and to the extent termination hereof may be necessary, in order to comply with legal, accounting or regulatory requirements.

5.02 Cooperation of Parties.

    From the date hereof until the Transfer Date, Purchaser and Seller each shall (i) execute and deliver such instruments and take such other actions as the other party hereto may reasonably request in order to carry out and implement this Agreement; and (ii) promptly notify the other party upon becoming aware of any order, decree or complaint seeking to restrain or enjoin the execution of this Agreement or the performance of the transactions contemplated hereunder.

(b) After the Transfer Date, the parties agree to (i) promptly cooperate with each other with respect to the processing of pending payments and transactions which originated prior to the Transfer Date and (ii) promptly execute and deliver such instruments and take such other actions as the other party hereto may reasonably request in order to carry out and implement this Agreement.

(c) Seller and Purchaser shall each comply with the notice requirements of any applicable law. Each party shall assist the other in complying with notice requirements that relate to both parties, or that require information in the possession or control of the other party. Such compliance and assistance by each party shall include, without limitation, sending its own notices to Obligors of the transfer of servicing from Seller to Purchaser, at such party's own expense, and providing each other with any information that either party has or has access to that the other party reasonably requires to complete its notices. If requested in writing by Purchaser, Purchaser shall have the right to approve any such notices to be sent by Seller, and, if requested in writing by Seller, Seller shall have the right to approve any such notices to be sent by Purchaser, prior to the date mailed. Purchaser and Seller may elect to send a joint notice which each shall have the opportunity to review and approve.

5.03 Subsequent Sale of the Loans. Seller acknowledges and agrees that Purchaser may in the future sell, transfer or otherwise assign the Loans in whole or in part, to a third party for the purpose of securitization or otherwise. Notwithstanding anything to the contrary contained in this Agreement, Seller agrees to take all reasonable steps, at Purchaser's expense, to assist the Purchaser, if the Purchaser so requests, in securitizing the Loans and selling undivided interests in such Loans in a public offering or private placement or selling participating interests in such Loans. Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to this Section 5.03. In connection therewith, Seller agrees to:

(a) execute all agreements required to be executed in connection with such Whole Loan Transfer or Pass-Through (and any other documents incidental thereto, including officer's certificates) as the Purchaser shall reasonably request, which agreements shall contain provisions substantially similar to those set forth herein and customarily included in secondary market securitized transactions with respect to like assets, including a reconstitution agreement restating the representations and warranties contained in Section 3.01 as of the reconstitution date and the representations and warranties contained in Section 3.02 as of the related Closing Date;

(b) cooperate with respect to all reasonable requests regarding due diligence;

(c) deliver, at the expense of the Purchaser and subject to any applicable privacy and/or confidentiality requirements under federal or state law or regulation, including without limitation, any U.S. Securities and Exchange Commission rules, for inclusion in any prospectus, private placement memorandum or other offering material or disclosure document such written information regarding the Seller, its financial condition, delinquency, foreclosure and loss experience as shall be reasonably requested by the Purchaser and to indemnify and hold harmless the Purchaser and any affiliate of the Purchaser for liabilities, losses and expenses arising in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not misleading;

(d) deliver, at the expense of the Purchaser, such statements and audit letters of reputable certified public accountants pertaining to the written information provided by the Seller referred to in clause (c) above as may be requested by the Purchaser; and

(e) deliver, at the expense of the Purchaser, such opinions of counsel as are customarily delivered by originators in connection with Whole Loan Transfers or Pass-Through Transfers.

5.04 Expenses; Taxes. Each of the parties hereto shall bear its own legal, accounting and other costs in connection with the transaction contemplated by this Agreement. Each party shall pay their own applicable federal, state and local taxes incurred in their performance under this Agreement.

5.05 Non Solicitation. With respect to each Loan sold to Purchaser under this Agreement, Seller agrees that Seller will not directly solicit the respective Obligors to apply for, or offer to such Obligors, any auto-secured loan product to refinance the Loan. For the purposes of this Section 5.05, the phrase "directly solicit" shall not include general advertising directed to the general public at large, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements and information brochures which indicate services the Seller offers, including refinances.

5.06 Indemnification. Seller shall indemnify, hold harmless and defend Purchaser, its affiliates and any of their officers, directors, employees, shareholders, agents and representatives from and against any claims, losses, liabilities, demands, obligations and settlement amounts, including, without limitation, reasonable attorneys' fees and expenses, which any of them may receive, suffer or incur in connection with (i) the inaccuracy of any representation or warranty of Seller contained or referred to herein, (ii) the breach of any agreement or covenant of (x) Seller set forth or referred to herein or (y) any third party set forth in any agreement referenced in Section 4.01(d) or delivered pursuant to Section 5.10 or (iii) Seller's ownership of the Loans prior to the applicable Transfer Date, including any third-party litigation, proceeding, claim or other similar matter in connection with the Loans relating to Seller's action or inaction prior to the applicable Transfer Date.

Purchaser agrees to provide Seller with prompt written notice of any such claim, demand or action, including copies thereof and any correspondence and other documentation relating thereto. Seller shall have the right to take over the defense of any such claims, demands, actions, suits, or proceedings through counsel selected by Seller and reasonably acceptable to Purchaser, to compromise and/or settle the same and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein; provided, however, that Seller shall not enter into any settlement without Purchaser's prior written consent, and, provided, further, that if Seller elects not to assume such defense, or counsel for Purchaser reasonably advises Purchaser that there are issues which raise conflicts of interest between Seller and Purchaser, Purchaser may retain counsel reasonably satisfactory to it after consultation with Seller and Seller shall pay the reasonable fees and expenses of such counsel in accordance with the terms of this Agreement. Purchaser and Seller shall cooperate with respect to the investigation, defense and resolution of all such matters.

5.07 Repurchase upon Breach. Notwithstanding any provision of this Agreement to the contrary, if Purchaser provides written notice to Seller that (i) any of the Seller representations and warranties in Section 3.02 or 3.03 hereof relating to the Loans have been found to be inaccurate or untrue, or (ii) the Seller has breached any agreement or covenant of Seller set forth or referred to herein, and in either case, such inaccuracy or breach materially and adversely affects any Loan, and such inaccuracy or breach is not cured within thirty (30) days following delivery of Purchaser's written notice to Seller, then Seller, at Purchaser's option, will be obligated upon the expiration of such 30-day period either to repurchase the Loan or reimburse Purchaser for monetary damages incurred as a result of the inaccuracy or breach; provided, however, that should Seller, as a result of any delay in the recording office of the applicable jurisdiction, be unable to deliver to Purchaser the original certificate of title with respect to a Loan within the 180 day period set forth in the representation contained in 3.03 (ff) hereof, Seller shall be entitled to sixty (60) additional days to effect such delivery. The Repurchase Price shall be equal to (i) the UPB of the Loan at the time of repurchase; plus (ii) accrued but unpaid interest on the UPB at the Loan interest rate from the last date through which interest has been paid and distributed to the Purchaser through the date of repurchase; plus (iii) any Additional Compensation paid to the Seller in connection with the repurchased Loan; plus Purchaser's reasonable expenses incurred in connection with the repurchase. Such repurchase or reimbursement, together with the indemnification provided in Section 5.06 hereof, shall be Purchaser's sole remedies with respect to a breach of Seller's representations and warranties in Section 3.03 hereof.

5.08 Assignments. Seller shall assign at Seller's expense, Seller's interest in each Loan, effective as of the Transfer Date, in order to evidence the transfer of Seller's interest in the Loans to Purchaser in such manner as may be reasonable and appropriate, and as mutually agreed by the parties. Seller further agrees, from time to time following the applicable Transfer Date, to execute any individual assignments necessary to effect assignment of each Loan to Purchaser.

5.09 Maintenance of Perfection; Annual Lien Search. Seller agrees that (a) it will not, without providing Purchaser with 30 days' prior written notice, (i) change its jurisdiction of incorporation or (ii) change its corporate name; and (b) upon Purchaser's request made no more than once per calendar year, it will provide Purchaser with UCC lien search results in the name of Seller in Seller's jurisdiction of organization.

5.10 Additional Lien Releases. Seller agrees that it shall not grant or incur (whether in connection with the sale of any loan to another loan purchaser or otherwise) any lien in favor of any Person (other than the Persons described in Section 4.01(d)) that is (i) on Seller's interest in any chattel paper, documents or instruments representing direct loans arising from the finance of sales of motor vehicles, or any proceeds thereof, and (ii) the subject of any financing statement filed under the UCC; provided that Seller may grant such liens upon obtaining and delivering to Purchaser an agreement of such Person, in form satisfactory to Purchaser, which excludes or releases from the liens acquired by such Person any Loans purchased by Purchaser pursuant to this Agreement.

ARTICLE VI

Termination

6.01 Termination by Mutual Agreement. It is understood and agreed by the parties that Seller is not obligated to offer to sell any Loans to Purchaser and Purchaser is not obligated to buy any Loans from Seller, except as set forth in a Confirmation and subject to the terms of this Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by mutual consent and upon the written agreement of the parties hereto, or by either party without cause upon thirty (30) days prior written notice to the other party, provided that there is no then-pending Event of Default by either party. No later than seven (7) business days of Seller's receipt of a notice of termination by Purchaser, or Seller's issuance of a notice of termination to Purchaser, Seller shall provide Purchaser with a list of Loans for which applications are pending ("Loan(s) in Process"). The parties' respective rights and obligations under Article II of this Agreement, solely with respect to such Loan(s) in Process, shall continue for a period of forty-five (45) days following the Seller's issuance of the Loans in Process list; provided, however, that in the event the termination notice is issued by Seller, such continuation following the termination date shall be at Purchaser's sole discretion. Further, notice of termination by either party shall not relieve either of the parties of its respective obligations, or deprive either party of its respective rights under this Agreement with respect Loans that were the subject of a Confirmation as of receipt of such termination notice.

6.02 Termination for Cause. This Agreement may be terminated by either party upon the following Events of Default:

(a) in the event of a material breach by the other party of this Agreement, which shall not have been remedied to the reasonable satisfaction of the non-breaching party within thirty (30) days after written notice of the material breach or failure to satisfy is delivered to the party in default; provided, however, that the non-breaching party shall retain its ability to bring a claim for damages and/or equitable relief against the party in default and to seek all available remedies from the party in default in accordance with this Agreement in connection with such breach or failure notwithstanding any termination of the Agreement pursuant to this Section 6.02(a); and further provided, that notice of termination by Purchaser under this Section 6.02(a) shall relieve Purchaser of any obligation under Section 2.01(b) of this Agreement to purchase Loans that are the subject of a Confirmation as of the date of such notice, and/or under Section 6.01 of this Agreement with respect to Loans in Process.

(b) in the event of (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of Seller or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidation, assignee, custodian, trustee, sequestrator or similar official for Seller or for any substantial part of its property, or ordering the winding-up or liquidation of Seller's affairs; or (ii) the commencement by Seller of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by Seller to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for Seller or for any substantial part of its property, or the making by Seller of any general assignment for the benefit of creditors, or the failure by Seller generally to pay its debts as such debts become due, or the taking of action by Seller in furtherance of any of the foregoing (both Sections 6.02(b)(i) and (b)(ii) being referred to as an "Insolvency Event").

6.03 Notice of Termination. Except with respect to any Insolvency Event, in which case termination shall be automatic without the requirement of any notice, to exercise the right to terminate as provided in this Article VI, the exercising party must advise the other party in writing, which notice shall be effective immediately upon being received by the other party.

6.04 Effect of Termination. The termination of this Agreement pursuant to Section 6.01 or 6.02 shall not release either party hereto from any liability or obligation to the other party hereto arising from a breach of any provision of this Agreement occurring prior to termination.

ARTICLE VII

Miscellaneous Provisions

7.01 Survival of Covenants, Representations and Warranties. Except to the extent otherwise provided herein, the representations, warranties, covenants and agreements in this Agreement or in any instrument, document, agreement or schedule delivered pursuant to this Agreement shall survive closing and/or termination of this Agreement.

7.02 Waiver. Each party hereto, by written instrument signed by duly authorized officers of such party, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive, but only as affects the party signing such instruments:

(a) any inaccuracies in the representations or warranties of the other party contained or referred to in this Agreement or in any document delivered pursuant hereto;

(b) compliance with any of the covenants or agreements of the other party contained in this Agreement;

(c) the performance (including performance to the satisfaction of a party or its counsel) by the other party of such of its obligations set out herein; and

(d) satisfaction of any condition to the obligations of the waiving party pursuant to this Agreement;

provided, that in each case, no waiver shall be deemed to be or construed as a further or continuing waiver of such terms, conditions or obligations or of any other term, condition or obligation.

7.03 Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be effective only if it is in writing and delivered personally, by facsimile transmission, by overnight courier or by registered or certified return-receipt mail, postage prepaid addressed as follows:

If to Seller: E-LOAN

5875 Arnold Road

Dublin, California 94568

Attention: Stephen Herz, Vice President

Telephone: (925) 560-2811

Fax: (925) 803-3507

With a copy to Edward A. Giedgowd, General Counsel, at the same address, fax: (925) 803-3503

If to Purchaser: E*TRADE Bank

671 North Glebe Road

Arlington, Virginia 22203

Attention: Rob Snow, Vice President

E*TRADE Global Asset Management

Telephone: (703) 236-8181

Fax: (703) 247-2778

With a copy to John A. Buchman, General Counsel

or to such other person or address as any such party may designate by notice to the other party and shall be deemed to have been given as of the date received.

7.04 Assignment; Parties in Interest; Amendment. This Agreement may not be assigned by the Seller without the prior written consent of the Purchaser. Subject to the foregoing, this Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors and permitted assigns. No person who is not a signatory hereto shall have any rights or benefits under this Agreement, either as a third party beneficiary or otherwise. This Agreement cannot be amended or modified, except by a written agreement executed by the parties hereto

7.05 Entire Agreement. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof. Exhibits and attachments to this Agreement are incorporated into this Agreement by reference and made a part hereof.

7.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, without regard to the provisions thereof regarding choice of law.

7.07 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.09 Definitions; Sections and Headings. The sections and headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.10 Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by the respective officers thereunto duly authorized, all as of the date first above written.

E*TRADE BANK, Purchaser

By: ____________________

Its: ____________________

E-LOAN, Inc. Seller

By: ______________________

Its: _______________________

EXHIBIT A

SCHEDULE OF LOANS

For each Loan, the schedule will include the following (except as otherwise specified herein):

Field

Account #

Obligor Name

Obligor SSN

Last Known Address

Contract Date

Next Payment Date

Maturity Date

First Payment Date

Term

Original Principal Balance

Current Principal Balance (if different from Original Principal Balance)

APR

New/Used

Year/Make/Model

LTV (as of origination date)

Co-obligor Name

Co-obligor SSN

Co-obligor Address

FICO Score

Debt-to-Income Ratio

EXHIBIT B

CONTENTS OF THE LOAN FILE

1. The original signed note and security agreement evidencing the Loan, together with any agreements modifying such Loan, including, without limitation, any extension agreements.

2. A copy of the application for the certificate of title relating to each Financed Vehicle, showing Seller, Purchaser or its nominee as the sole lienholder or legal owner, and subject to Section 5.07 of this Agreement, within 180 days of the applicable Transfer Date, the original certificate of title.

3. A true and complete copy of the credit application of the applicable Obligor.

4. A true and complete copy of the duly executed odometer statement with respect to the Financed Vehicle related to such Loan (if such Financed Vehicle is a used Vehicle), which statement may be included in the bill of sale.

5. A true and complete copy of the duly executed notice to co-signer delivered to the co-signer, if any, related to such Loan, which notice may be set forth in the note and security agreement.

6. A true and complete copy of all other agreements, documents and instruments evidencing, securing or guarantying such Loan.

EXHIBIT C

PURCHASE CRITERIA

[ ** ]

EXHIBIT D

LIST OF STATES

All States and the District of Columbia in the United States, except for the States of Alaska, Hawaii and Illinois.

EXHIBIT E

ADDITIONAL COMPENSATION

[ ** ]

EXHIBIT F

FORM OF OFFER

Offer to Sell Loans - E*Trade

Offer Date: ____________

E-LOAN, Inc. hereby offers the following Loans for sale to E*TRADE Bank, in accordance with Section 2.01 of the Flow Purchase and Sale Agreement dated ___________ between E-LOAN, Inc. and E*TRADE Bank.

Customer Name	Loan Amount	Loan Number	Loan Date

EXHIBIT G

FORM OF CONFIRMATION

Confirmation to Purchase Loans

Confirmation Date: __________

E*TRADE Bank hereby agrees to purchase on _______, 200_, the following Loans from E-LOAN, Inc. in accordance with Section 2.01 of the Flow Purchase and Sale Agreement dated ___________ between E-LOAN, Inc. and E*TRADE Bank.

Customer Name	Loan Amount	Loan Number	Loan Date

EXHIBIT H

FORM OF LOAN EXCEPTION REPORT

Loan Exception Report

Dated _____________

The following Loans were included in an Offer to Sell Loans dated __________ delivered to E*TRADE Bank by E-LOAN, Inc., and have not been accepted for purchase by E*TRADE Bank for the Reasons for Exception set forth below. Upon satisfaction of the conditions set forth below in respect of any Loan, such Loan may be included in a subsequent Offer to Sell Loans, in accordance with Section 2.01 of the Flow Purchase and Sale Agreement dated ___________ between E-LOAN, Inc. and E*TRADE Bank.

Customer Name	Loan Amount	Loan Number	Contract Date	Reason for Exception

EXHIBIT I

LIENS AND ENCUMBRANCES

See attached copies of UCC searches for

California, Delaware, Florida and Ohio.